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Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-20037, 33-68128, 333-75445 and 333-56448) and in the Prospectuses on Form S-3 included therein of Moore Medical Corp. of our report dated February 25, 2001 appearing on page 15 of this Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectuses.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


Hartford, Connecticut
March 28, 2001